EXHIBIT 99.1

CELLCEUTIX PROVIDES UPDATE TO SHAREHOLDERS

BEVERLY, MA--(Marketwired - Sep 24, 2014) - Cellceutix Corporation (OTCQB: CTIX) (the "Company"), a clinical stage biopharmaceutical company developing innovative therapies in oncology, dermatology, and antibiotic applications today has provided an update to its shareholders.

My fellow Cellceutix shareholders,

As I do periodically, I’d like to take a moment to discuss some of our accomplishments over the past year and update everyone on the current position of our company and its portfolio of drugs in development. There is plenty to update as the past twelve months have been a time of substantial growth for Cellceutix and while I am proud of all that we’ve accomplished, I am even more excited about the future.

Oncology Studies

We are now in the ninth cohort of a Phase 1 trial of Kevetrin for advanced solid tumors that is being hosted at Harvard University’s Dana-Farber Cancer Institute and Beth Israel Deaconess Medical Center. To briefly recap, Kevetrin is a novel compound that acts upon the protein p53, a protein with such an important role in controlling cell cycles that it has been dubbed the “guardian angel gene.” The primary endpoint of the trial is to determine the safety of Kevetrin, but we are also establishing the maximum tolerated dose (MTD) and evaluating Kevetrin’s influence on key biomarkers, as well as looking for signs of effect on tumor size.

Previously in the eighth cohort, patients were treated with 215 mg/m2 of Kevetrin with no drug-related adverse events reported. The present dose for the ninth cohort is 350 mg/m2. We believe that this increased dosage is putting Kevetrin very close to its MTD. Through the first eight cohorts, the preliminary data has been very encouraging, including one ovarian stromal carcinoma patient completing 7 dosing cycles. CA-125, an ovarian cancer marker, was also stabilized in some patients. The biomarker p21 increased in 6 of 14 patients at relatively low doses of Kevetrin and we expect a higher percentage of p21 expression when the data is evaluated from higher doses. Another tumor marker, CEA, was decreased and the tumor size remained stable over 4 months in a pancreatic carcinoma patient.

The trial reaching its late stages and the data that has been collected to date has cleared the path for a new Phase 1b/2 trial of Kevetrin in combination with cytarabine for Acute Myelogenous Leukemia. The protocol has been submitted to the ethics committee and the trial is expected to commence in the fourth quarter 2014. This trial is being sponsored by the University of Bologna in Italy and its partners and hosted at European clinical sites. Our commitment is only to supply the Kevetrin for the study. The protocol for this trial schedules patients to be treated with shorter intervals between doses than the current ongoing trial in the U.S., which will provide vital information going forward with the development of Kevetrin.

Our oncology initiatives are also focused on oral mucositis, a common and often debilitating condition affecting the mouth and pharynx as a side effect of certain cancer treatments, including chemotherapy and radiation therapy given to approximately 500,000 people each year who have head and neck cancer.

Our efforts for this indication are the result of our acquisition of PolyMedix assets in September 2013, which gave us ownership of a promising pipeline of drugs in development, including Brilacidin, the lead drug candidate in a completely novel class of antibiotics called defensin mimetics.

I don’t believe that I can overstate the significance of this new class of drugs and the potential impact defensin mimetics can have for a litany of indications. Defensin mimetics are modeled after host defense proteins, the front line of defense in the innate human immune system, which means that they destroy pathogens just like the body would naturally by penetrating the pathogen’s cell wall, rather than via a biochemical approach like most classes of drugs do today. Evidence suggests that they also have a prophylactic and healing capacities. Importantly, the unique mechanism of action of defensin mimetics to kill pathogens swiftly and thoroughly virtually eliminates the likelihood of drug resistance developing.

On September 8, we submitted an Investigational New Drug application to the U.S. Food and Drug Administration seeking to initiate a Phase 2 clinical trial for Brilacidin-OM, our treatment for oral mucositis. This drug is one of our defensing mimetics and has shown extraordinary results in OM animal models. I am very excited to bring it to the clinic. I personally know many individuals who suffered terribly from this painful condition and the thought that I may be able to help others gives me great personal satisfaction. Shareholders can look forward to helping bring a game changing drug to a clinical trial for an unmet medical need as well as participating in a large market opportunity. We believe the market for an effective drug could be in the hundreds of millions of dollars as the OM gateway can lead this drug to treating oral mucositis associated with stem cell therapies, a huge market as well. As there is no standard-of-care medication, and as discussed in the pre-IND meeting with the FDA, our comparator in this trial is a placebo, which some may consider puts us in an enviable position to begin the trial.

Antibiotic/Antifungal Studies

Last month, we completed a Phase 2b Trial of Brilacidin for Acute Bacterial Skin and Skin Structure Infections (ABSSSI). The trial was a 215-patient blinded study, with four treatment arms comprised of approximately 50-55 patients per arm. Three of the arms were treated with Brilacidin (two single-dose arms and one 3-day regimen) and the fourth arm was treated with daptomycin in FDA-approved dosing regimen. Incidentally, daptomycin is a drug marketed by Cubist Pharmaceuticals under the brand name Cubicin. Cubicin sales in the first half of 2014 totaled $447 million, so it is a more than formidable comparator. Relative to a similar, previously completed Phase 2a trial, a lower total dose of Brilacidin was used in each of the three Brilacidin dosing arms.

We are awaiting the top-line data from the trial, which is expected in October/November. Preliminary information derived from the blinded data, which is not specific to any particular treatment as it is an aggregate of all four treatment arms, showed that by Day 7 the average cure rate was higher than what was observed in the prior Phase 2a study and similar to, if not higher than, cure rates reported for other commonly used ABSSSI drugs, as well as drugs approved by the FDA this year. Staphylococcus aureus (including Methicillin-resistant Staphylococcus aureus, or MRSA) was the most common bacteria isolated at the baseline visit. A single “possible” treatment-related serious adverse event (SAEs) was reported, but no other serious adverse events were reported in the trial, which we believe should effectively silence any critics who questioned the safety of Brilacidin.

Because approximately 160 of the 215 patients in the trial were treated with Brilacidin, the cure rate data was heavily influenced by Brilacidin. Further, the fact that half of the patients received only a single dose of Brilacidin and the overall cure rates improved from the earlier trial leaves us very optimistic about receiving favorable top-line results in a few months. If these data hold up, a single-dose regimen of Brilacidin would be included in our pivotal Phase 3 study designs.

We have extensively studied Brilacidin as a new treatment for diabetic foot ulcer infections, an area where we see a tremendous market opportunity in light of the exploding diabetes epidemic that has the International Diabetes Federation projecting 552 million people worldwide to have diabetes by 2030. There are limited treatments and currently no FDA-approved topical creams for the more than 1 million patients suffering from mild or moderate to diabetic foot infections each year. Our plan is to develop a combination Brilacidin treatment consisting of systemic and topical treatment. We are awaiting additional stability data and then will be ready to set up a meeting with the FDA to discuss the clinical pathway.

Also in our antibiotic/antifungal portfolio, we are actively testing several of our compounds both in house and through research grants at major universities. In the Gram-negative program, our lead compounds are active in laboratory testing against some of the most problematic pathogens, such as Pseudomonas, Klebsiella, E. coli and Acinetobacter. We have compounds active against drug-susceptible strains as well as multi-drug resistant strains that produce the Klebsiella pneumoniae carbapenamase (KPC) that confer resistance against other widely used antibiotics. Importantly, neither of these drug-resistance enzymes is active against our defensin mimetics. We expect to advance a Gram-negative drug into toxicology studies and file an IND for clinical development in 2015.

In our anti-fungal program, we have identified a series of defensin mimics that are highly active against Candida species and exhibit very low cytotoxicity against mammalian cell types. In June, we announced our collaboration with Fox Chase Chemical Diversity Center, which led to the award of a $1.5 million Phase 2B Small Business Innovation Research Grant. Laboratory experiments have shown that, like the antibacterial defensin-mimetics, the potential for resistance development by Candida is very low. Early studies of CTIX-1502 have delivered promising results in mouse models of Candida in both topical and systemic applications. Additional studies of our defensin mimetic compounds suggest possible new treatments for other fungal pathogens, including Aspergillus strains. We project to advance our lead antifungal drug with an IND filing in late 2015.

Autoimmune/Dermatology Studies

We are advancing Prurisol™ for the treatment of psoriasis and recently completed a Phase 1 crossover study to show that Prurisol™ converts to abacavir in humans as it did in animal models. Psoriasis is an immune-mediated inflammatory condition that affects approximately 3 percent of the world’s population, yet despite many available drugs, many people with psoriasis still face a poor quality of life because many approved drugs are still ineffective or come with serious side effects. We believe that a treatment for psoriasis, such as our drug Prurisol, which is taken orally and is a small molecule and not a biologic, is a very desirable drug for development as pills are the preferred method of delivery by patients. We have published images of mouse models demonstrating the robust effect of Prurisol™ in our lab studies.

Based upon the data we have seen to date, we believe the Phase 1 trial met its primary endpoints. The FDA has provided us guidance that a 505(b)(2) pathway is an acceptable approach to expedite the development of Prurisol™. We have submitted our request to meet with the FDA as soon as possible to discuss our protocol to advance Prurisol™ into a larger-scale Phase 2/3 trial.

Our Future

Realistically, it is difficult to cover each and every development in our pipeline in this letter. Brilacidin continues to impress and amaze us for all the different indications it seems to have potential to treat. Lab studies have demonstrated its broad activity against Gram-positive, Gram-negative and drug-resistant clinical isolate strains of eye infections. Other animal studies have shown Brilacidin to be effective it treating middle ear infections, including those caused by MRSA, where today’s approved drugs have been less-than-optimal in effect. We are extremely excited about the recent work at our labs to treat Chronic Obstructive Pulmonary Disease (COPD) with our compounds. COPD is the third leading cause of death in the U.S. and the market is tremendous, considering just GlaxoSmithKline’s Advair that hauled in $8.25 billion in sales in 2013.

The facts are that our team is stronger than ever; our clinical pipeline is moving into mid-to-late stages; we have incredible support through collaborations and partnerships with leading scientists and universities; we have more cash on hand or available than ever before; and we still run at an extremely low burn rate through prudent management of funds. If it sounds as if I am excited, it is because I am. I thank all of our loyal shareholders and look forward to another exciting year at Cellceutix.

The best is yet to come,

Leo Ehrlich
Chief Executive Officer

About Cellceutix:

Headquartered in Beverly, Massachusetts, Cellceutix is a publicly traded company under the symbol "CTIX". Cellceutix is a clinical stage biopharmaceutical company developing innovative therapies in oncology, dermatology and antibiotic applications. Cellceutix believes it has a world-class portfolio of compounds and is now engaged in advancing its compounds and seeking strategic partnerships. Cellceutix's anti-cancer drug Kevetrin is currently in a Phase 1 clinical trial at Harvard Cancer Centers' Dana Farber Cancer Institute and Beth Israel Deaconess Medical Center. In the laboratory Kevetrin has shown to induce activation of p53, often referred to as the "Guardian Angel Gene" due to its crucial role in controlling cell mutations. Cellceutix has submitted an IND to the FDA for its planned Phase 2 clinical trial with its novel compound Brilacidin-OM for the prevention and treatment of Oral Mucositis. Brilacidin-OM, a defensin mimetic compound, has shown in the laboratory to reduce the occurrence of severe ulcerative oral mucositis by more than 94% compared to placebo. Cellceutix's anti-psoriasis drug Prurisol has recently completed a Phase 1 clinical trial and is being readied for a Phase 2 trial. Prurisol is a small molecule that acts through immune modulation and PRINS reduction. Cellceutix's key antibiotic, Brilacidin, has completed a Phase 2b trial for Acute Bacterial Skin and Skin Structure Infections, or ABSSSI. Top line data is expected October/November 2014. Brilacidin has the potential to be a single-dose therapy for multi-drug resistant bacteria (Superbugs). Cellceutix has formed research collaborations with world-renowned research institutions in the United States and Europe, including MD Anderson Cancer Center, Beth Israel Deaconess Medical Center, and the University of Bologna. More information is available on the Cellceutix web site at www.cellceutix.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that could cause Cellceutix's actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. Cellceutix has in some cases identified forward-looking statements by using words such as "anticipates," "believes," "hopes," "estimates," "looks," "expects," "plans," "intends," "goal," "potential," "may," "suggest," and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are Cellceutix's need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock to Aspire Capital; the fact that Cellceutix's compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in Cellceutix's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. Cellceutix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

Contact:
INVESTOR AND MEDIA CONTACT:
Cellceutix Corporation
Leo Ehrlich
info@cellceutix.com